THE USE OF “[***]” IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit 10.2

Amendment No. 4 to Merchandising Agreement

This Amendment No. 4 to Merchandising Agreement (this “Amendment”) is between (1) Sears, Roebuck and Co., a New York corporation (“SRC”), Kmart Corporation, a Michigan corporation (together with SRC, “Seller”), and Sears Holdings Corporation, a Delaware corporation (“SHC”), and (2) Sears Hometown and Outlet Stores, Inc., a Delaware corporation (“SHO”), Sears Authorized Hometown Stores, LLC, a Delaware limited liability company (“SAHS”), and Sears Outlet Stores, L.L.C., a Delaware limited liability company (together with SHO and SAHS, “Buyer”). This Amendment amends the Merchandising Agreement between Seller and Buyer dated August 8, 2012, as amended (as amended, the “Merchandising Agreement”), is signed as of the dates listed below and is retro-active to January 31, 2016 (the “Amendment Effective Date”).

Preliminary Statements

1. Effective, May 4, 2015 Buyer delivered a notice seeking to terminate Section 10 (Product Warranties And Returns) and Section 11 (Product Servicing) of the Merchandising Agreement (the “SHO Termination Notice”); however Seller believes that since that date Buyer has continued to receive the benefits under such provision and Seller believes that Buyer has, since that date, unilaterally reduced the amount Buyer has been paying Seller for the Seller Warranty on No-Vendor-Warranty Products that are Outlet Products to the rate of [***]% multiplied by “DOS Cost” (as that term is defined in the Merchandising Agreement). Buyer believes that it has been, and is, entitled to pay at the [***]% rate. Seller believes that it has been, and is, entitled to be paid at a rate of [***]% as set forth in the Merchandising Agreement. The difference between the amount that Buyer has paid to Seller at the rate of [***]% and the amount that Seller believes it has been entitled to be paid at the rate of [***]% is the “Warranty-Charge Difference.”

2. Buyer has prior to the Amendment Effective Date, claimed that Buyer and/or its Affiliates were improperly charged for repairs of Products under the Merchandising Agreement and/or the Services Agreement by SHMC and its Affiliates, including, without limitation, claims that Buyer and/or its Affiliates were improperly charged for Store Stock repairs, claims that SHMC and/or its Affiliates provided insufficient information for such repairs, claims that Outlet Products were subject to a SHMC or its Affiliates warranty prior to their sale to consumer, claims that Buyer and its Affiliates should not have been charged for repairs and attempted repairs of products under warranty, claims that certain repairs where charged to Buyer and/or its Affiliates in error, claims that SHMC and/or its Affiliates applied the incorrect rate, claims that Buyer and/or its Affiliates should not have been charged for “no trouble found” charges, and claims that SHMC and/or its Affiliates should have provided replacement products for junked products (collectively, the “SHO Repair Claims”).

3. In 2014 Seller invoiced Buyer for $858,000 for IT Services that Seller believes were owed. Buyer believes these amounts were in excess of agreed-upon amounts. In September 2014 Buyer withheld this amount from the weekly invoice paid to Seller in Seller’s fiscal week 32.

4. In 2014 Seller invoiced Buyer $343,000 for service order transfer items that Seller believes were owed. Buyer believes these amounts were in excess of agreed-upon amounts. In September 2014 Buyer withheld this amount from weekly invoices paid to Seller in Seller’s fiscal week 32.

5. The Warranty-Charge Difference and the amounts described above in paragraphs 2, 3 and 4 together are referred to as the “Disputed Amounts.”

The use of “[***]” in this Exhibit indicates that a confidential portion has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

Terms and Conditions

NOW, THEREFORE, in consideration of the above premises and the mutual covenants and other good and valuable consideration contained herein, the parties agree as follows:

A) Revocation of Termination and Amendments. Effective as of Amendment Effective Date, the parties agree as follows:

1) Revocation. Retroactive to the date of the SHO Termination Notice, Buyer revokes the SHO Termination Notice. The Parties agree that the SHO Termination Notice is therefore null and void ab initio and the Seller Warranty is not subject to renegotiation until the 4th anniversary of the Merchandising Agreement.

2) Warranty-Charge Difference. Beginning on the Amendment Effective Date, Buyer shall re-commence paying Seller for the Seller Warranty on No-Vendor Warranty Products that are Outlet Products (delivered to Buyer on and after January 31, 2016) in accordance with the provisions of the Merchandising Agreement (e.g., at the rate of [***]% multiplied by the DOS Cost as specified in Appendix 4(b)(i) of the Merchandising Agreement).

3) SHO Payment and Seller Waiver. Buyer agrees to immediately pay Seller $600,000 (the “Buyer Payment”). Conditioned upon the Buyer Payment Seller forever waives all of its rights to, and releases Buyer from all obligations to pay (to the extent that Buyer has not paid such amounts), the Disputed Amounts.

4) Buyer Waiver. Buyer forever waives all of its rights to, and releases Seller from all of the SHO Repair Claims.

B) SHC’S Sole Obligation. Sears Holding Corporation (“SHC”) is signing this Amendment pursuant to Section 21 (SHC’S Sole Obligation) of the Merchandising Agreement. SHC’s signature does not expand its obligations under the Merchandising Agreement.

C) Merchandising Agreement Continues. Except as expressly amended herein, the Merchandising Agreement shall continue in full force and effect in accordance with its terms, without any waiver, amendment or other modification of any provision thereof, including the parties’ choice of Illinois law (pursuant to Section 22.(s) of the Merchandising Agreement), which also applies to this Amendment.

Signature Page Follows

SEARS, ROEBUCK AND CO. KMART CORPORATION		SEARS HOMETOWN AND OUTLET STORES, INC.

By: Sears Holdings Management Corporation, their agent		By:	/s/ RYAN D. ROBINSON
By:	/s/ ROBERT A. RIECKER	Senior Vice President, Chief Administrative Officer and Chief Financial Officer
VP Controller Date: May 10, 2016		Date: May 11, 2016

SEARS HOLDINGS CORPORATION		SEARS AUTHORIZED HOMETOWN STORES, LLC

By:	/s/ ROBERT A. RIECKER	By:	/s/ CHARLES J. HANSEN
VP Controller Date: May 10, 2016		Vice President Date: May 11, 2016

SEARS OUTLET STORES, L.L.C.

		By:	/s/ CHARLES J. HANSEN
Vice President Date: May 11, 2016